SUBSIDIARIES OF THE REGISTRANT	Exhibit 21.01

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of
Australia

Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia,
Canada

Electronic Arts, Limited	Electronic Arts, Limited	United Kingdom

Electronic Arts GmbH	Electronic Arts GmbH	Germany

EA Kabushiki Kaisha	Electronic Arts K.K.	Japan

Electronic Arts Productions Inc.	Crocodile Productions	Delaware

Electronic Arts Puerto Rico, Inc.	Electronic Arts Puerto Rico,	Delaware
Inc. (Dissolved on 3/11/05)

Electronic Arts International	Electronic Arts International	California
Corporation	Corporation

Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain

Bullfrog Productions Ltd.	Bullfrog Productions Ltd.	United Kingdom

Electronic Arts Productions Ltd.	Electronic Arts Productions Ltd.	United Kingdom

Electronic Arts Nordic Aktienbolag	Electronic Arts Nordic Aktienbolag	Sweden

Electronic Arts Asia Pacific PTE., LTD	Electronic Arts Asia Pacific PTE., LTD	Singapore

Electronic Arts Seattle Inc.	Electronic Arts Seattle Inc.	Washington

EA Software South Africa Pty. Ltd. (Formerly Vision Software (Pty) Limited)	EA Software South Africa Pty. Ltd. (Formerly Vision Software (Pty) Limited)	South Africa

Electronic Arts V.I., Inc.	Electronic Arts V.I., Inc.	Virgin Islands (U.S.)

Linear Arts Inc.	Linear Arts Inc.	Delaware

Electronic Arts UK Holding Co.	Electronic Arts UK Holding Co.	Delaware

EA Islands Ltd.	EA Islands Ltd.	British Virgin Islands

Electronic Arts Limitada	EA Brazil	Brazil

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Nederland B.V. I.o.	Electronic Arts BV	The Netherlands

Electronic Arts Limitada	Electronic Arts Portugal	Portugal

Electronic Arts C.V.	Electronic Arts C.V.	Barbados

Electronic Arts Project Inc.	Electronic Arts Project Inc.	Delaware

Maxis K.K.	Maxis K.K.	Japan

Electronic Arts Redwood LLC	Electronic Arts Redwood LLC (as of 9/15/04)	Delaware

Electronic Arts Handelsges.m.b.H	Electronic Arts Austria	Austria

Electronic Arts Japan K.K. (Formerly Electronic Arts Square K.K.)	Electronic Arts Japan K.K. (Formerly Electronic Arts Square K.K.)	Japan

Electronic Arts Switzerland GmbH	Electronic Arts Switzerland	Switzerland

Tiburon Entertainment, Inc.	Tiburon	Florida

Westwood Studios, Inc.	Westwood (dissolved 12/03/04)	Nevada

Kesmai Aries Ltd	Kesmai Aries Ltd	Virginia

Kesmai Studios Inc.	Kesmai Studios Inc.	Virginia

Kesmai Internet Game Resources Inc.	Gamestorm	Virginia

Pogo Corporation	Pogo.com	Delaware

Parnassus Data Inc.	Parnassus Data Inc.	Delaware

EA.com Inc.	EA.com Inc.	Delaware

ABC Software GmbH	ABC Software GmbH	Switzerland

Electronic Arts World LLC	Electronic Arts World LLC	Delaware

Electronic Arts Studio (UK) Limited	Electronic Arts Studio (UK) Limited	United Kingdom

Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France

Electronic Arts Studio EURL	Electronic Arts Studio EURL	France

NuFX, Inc.	NuFX, Inc.	Illinois

Electronic Arts (Canada), Inc.	EA Montreal	Quebec

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Czech Republic S.R.O.	EA Czech Republic	Czech Republic

Electronic Arts Hungary Trading Kft	EA Hungary	Hungary

Electronic Arts Polska Sp.zo.o	EA Poland	Poland

Electronic Arts Italia SRL	EA Italy	Italy

Studio 33 (UK) Limited	Studio 33 (UK) Limited	United Kingdom

Electronic Arts Denmark Aps	Electronic Arts Denmark Aps	Denmark

Electronic Arts Finland OY	Electronic Arts Finland OY	Finland

Electronic Arts Europe Ltd	Electronic Arts Europe Ltd	United Kingdom

Electronic Arts Norway A/S	Electronic Arts Norway A/S	Norway

Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware

Electronic Arts Subsidiary Corporation	Electronic Arts Subsidiary Corporation	Delaware

Electronic Arts Sales and Distribution Inc.	Electronic Arts Sales and Distribution Inc.	Delaware

Electronic Arts Music Publishing Inc.	Electronic Arts Music Publishing Inc.	Delaware

Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand

Electronic Arts Korea Yuhan Hoesa	Electronic Arts Korea Yuhan Hoesa	Korea

Electronic Arts Hong Kong Ltd.	Electronic Arts Hong Kong Ltd.	Hong Kong

Electronic Arts UK Ltd.	Electronic Arts UK Ltd.	United Kingdom

Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom

Criterion Software Limited	Criterion Software Limited	United Kingdom

Criterion Software International Limited	Criterion Software International Limited	United Kingdom

Criterion Software Inc.	Criterion Software Inc.	Texas

Criterion Software K.K.	Criterion Software K.K.	Japan

Electronic Arts EA Holdings AB	Electronic Arts EA Holdings AB	Sweden